SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2015

EXEO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190690	45-2224704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4478 Wagon Trial Ave., Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 361-3188

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On July 22, 2015, Exeo Entertainment, Inc. (the “Company”) was served with a complaint filed in the Eighth Judicial District Court, Clark County, Nevada by Michael Cane a/k/a Ronald N. Serota (the “Plaintiff), alleging certain claims against the Company, its officers and directors arising out of a business relationship with the Plaintiff whereby Plaintiff was engaged by the Company to perform certain bookkeeping and accounting services. The complaint alleges, among other things, (i) tortious discharge, (ii) civil conspiracy, (iii) concert of action, (iv) respondeat superior, and (v) unjust enrichment. The Plaintiff is seeking general damages, attorney’s fees and punitive damages. Management believes the complaint is without merit and denies the allegations and claims asserted therein. The Company intends to mount a vigorous defense to the allegations and pursue applicable counterclaims against the Plaintiff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exeo Entertainment, Inc.

/s/  Robert Scott Amaral
Robert Scott Amaral
Chief Executive Officer

Date:    July 23, 2015